Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com Robert Quartaro (954) 769-7342 quartaror@autonation.com

AutoNation Reports Record First Quarter EPS from Continuing Operations

•	EPS from continuing operations was $1.02, a new record for first quarter results, and total revenue was $5.0 billion

•	AutoNation incurred approximately $0.03 per share, or $3 million after-tax, of restructuring-related charges during the first quarter of 2019

•	Same-store total variable and new vehicle gross profit per vehicle retailed were up $200 or 6% and $134 or 8%, respectively, compared to the year-ago period

•	All-time record same-store Customer Financial Services gross profit per vehicle retailed of $1,904, up $124 or 7% compared to the year-ago period

FORT LAUDERDALE, Fla., (April 26, 2019) — AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, today reported first quarter 2019 net income from continuing operations of $92 million, or $1.02 per share. First quarter 2018 net income from continuing operations totaled $93 million, or $1.01 per share.
Same-store first quarter 2019 revenue totaled $4.9 billion compared to $5.1 billion in the year-ago period, a decrease of 5%. Same-store first quarter 2019 gross profit totaled $836 million, an increase of 1% compared to the year-ago period, driven by growth in used vehicle and Customer Care gross profit. Same-store total variable gross profit per vehicle retailed was $3,559, an increase of 6% compared to the year-ago period, driven by strong growth in new and used vehicle gross profit per vehicle retailed, as well as an all-time record in Customer Financial Services gross profit per vehicle retailed. Same-store new vehicle gross profit per vehicle retailed was $1,914, up $134 or 8% compared to the year-ago period. Same-store used vehicle gross profit per vehicle retailed was $1,385, up $47 or 4% compared to the year-ago period. Same-store Customer Financial Services gross profit per vehicle retailed was $1,904, up $124 or 7% compared to the year-ago period.
Restructuring and Cost Savings Plan
AutoNation previously announced a cost savings plan and a corporate and regional restructuring to improve efficiency and profitability that further positions the Company for long-term success. The Company incurred approximately $0.03 per share, or $3 million after-tax, of restructuring-related charges during the first quarter of 2019.
Commenting on the quarterly results, Carl Liebert, AutoNation’s CEO and President said, “In the first quarter, AutoNation made a strategic decision to focus on new vehicle margins and continued growth in penetration rates of Customer Financial Services products. This strategy optimized our same-store total variable gross profit per vehicle retailed, which was up $200 compared to the year-ago period.” Mr. Liebert added, “I am extremely proud of our AutoNation Teammates for running the play and delivering a solid quarter. We remain committed to executing our strategy, while delivering a peerless customer experience.”
Share Repurchase
During the first quarter of 2019, AutoNation repurchased 1.0 million shares of common stock for an aggregate purchase price of $34 million. As of April 24, 2019, AutoNation has approximately $230 million remaining Board authorization for share repurchase and 89 million shares outstanding.

Segment Results
Segment results(1) for the first quarter 2019 were as follows:
First Quarter 2019 Segment Results

•	Domestic – Domestic segment income(2) was $56 million compared to year-ago segment income of $60 million, a decrease of 7%.

•	Import – Import segment income(2) was $73 million, in line with the same period a year ago.

•	Premium Luxury – Premium Luxury segment income(2) was $84 million compared to year-ago segment income of $88 million, a decrease of 4%.

The first quarter conference call may be accessed by telephone at (888) 769-8515 (password: AutoNation) at 11:00 a.m. Eastern Time today or on AutoNation’s investor relations website at investors.autonation.com.
The webcast will also be available on AutoNation’s website under “Events & Presentations” following the call. A playback of the conference call will be available after 1:00 p.m. Eastern Time on April 26, 2019, through May 17, 2019, by calling (888) 676-2672 (passcode: 8698).

(1)
AutoNation has three reportable segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and FCA US; the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, Nissan, and Hyundai; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes-Benz, BMW, Lexus, Jaguar Land Rover, and Audi.

(2)	Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.
About AutoNation, Inc.
AutoNation, America’s largest automotive retailer, is transforming the automotive industry through its bold leadership, innovation, and comprehensive brand extensions. As of March 31, 2019, AutoNation owned and operated over 325 locations from coast to coast. AutoNation has sold over 12 million vehicles, the first automotive retailer to reach this milestone. AutoNation’s success is driven by a commitment to delivering a peerless experience through customer-focused sales and service processes. Through its Drive Pink initiative, AutoNation is committed to drive out cancer, create awareness and support critical research. AutoNation continues to be a proud supporter of the Breast Cancer Research Foundation and other cancer-related charities.
Please visit investors.autonation.com, www.autonation.com, www.autonationdrive.com, www.twitter.com/CEOLiebert, and www.twitter.com/AutoNation, where AutoNation discloses additional information about the Company, its business, and its results of operations.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “continues,” “may,” “will,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our strategic initiatives, partnerships, or investments, including our brand extension strategies, and expectations for our restructuring and cost savings plan, future results and the future performance of our franchises (including with respect to sales of used vehicles and parts and accessories) and the automotive retail industry, as well as other statements that describe our objectives, goals, or plans are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause our actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: economic conditions, including changes in interest rates, fuel prices, and tariffs; new and used vehicle margins; the success and financial viability and the incentive and marketing programs of vehicle manufacturers and distributors with which we hold franchises; our ability to successfully implement, and customer adoption of, our brand extension strategies; our ability to identify, acquire, and build out suitable locations in a timely manner; our ability to maintain and enhance our retail brands and reputation and to attract consumers to our own digital channels; our ability to integrate successfully acquired and awarded franchises and to attain planned sales volumes within our expected time frames; restrictions imposed by vehicle manufacturers and our ability to obtain manufacturer approval for acquisitions; natural disasters and other adverse weather events; the resolution of legal and administrative proceedings; regulatory factors affecting our business, including fuel economy requirements; the announcement of safety recalls; factors affecting our goodwill and other intangible asset impairment testing; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended March 31,
	2019	2018
Revenue:
New vehicle	$2,496.7	$2,802.3
Used vehicle	1,339.6	1,330.5
Parts and service	876.7	858.5
Finance and insurance, net	236.5	240.8
Other	32.3	27.8
Total revenue	4,981.8	5,259.9
Cost of sales:
New vehicle	2,374.8	2,672.6
Used vehicle	1,249.1	1,244.7
Parts and service	477.8	473.0
Other	30.9	27.3
Total cost of sales	4,132.6	4,417.6
Gross profit	849.2	842.3
Selling, general, and administrative expenses	623.0	626.8
Depreciation and amortization	44.1	40.0
Other income, net	(8.7)	(10.3)
Operating income	190.8	185.8
Non-operating income (expense) items:
Floorplan interest expense	(39.0)	(28.3)
Other interest expense	(27.8)	(32.3)
Interest income	0.2	0.2
Other income, net	1.9	0.8
Income from continuing operations before income taxes	126.1	126.2
Income tax provision	34.0	32.9
Net income from continuing operations	92.1	93.3
Income (loss) from discontinued operations, net of income taxes	(0.1)	0.4
Net income	$92.0	$93.7
Diluted earnings (loss) per share*:
Continuing operations	$1.02	$1.01
Discontinued operations	$—	$—
Net income	$1.01	$1.01
Weighted average common shares outstanding	90.7	92.7
Common shares outstanding, net of treasury stock, at period end	89.2	91.3

* Earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended March 31,
	2019	2018	$ Variance	% Variance
Revenue:
New vehicle	$2,496.7	$2,802.3	$(305.6)	(10.9)
Retail used vehicle	1,261.8	1,237.1	24.7	2.0
Wholesale	77.8	93.4	(15.6)	(16.7)
Used vehicle	1,339.6	1,330.5	9.1	0.7
Finance and insurance, net	236.5	240.8	(4.3)	(1.8)
Total variable operations	4,072.8	4,373.6	(300.8)	(6.9)
Parts and service	876.7	858.5	18.2	2.1
Other	32.3	27.8	4.5
Total revenue	$4,981.8	$5,259.9	$(278.1)	(5.3)
Gross profit:
New vehicle	$121.9	$129.7	$(7.8)	(6.0)
Retail used vehicle	84.3	82.0	2.3	2.8
Wholesale	6.2	3.8	2.4
Used vehicle	90.5	85.8	4.7	5.5
Finance and insurance	236.5	240.8	(4.3)	(1.8)
Total variable operations	448.9	456.3	(7.4)	(1.6)
Parts and service	398.9	385.5	13.4	3.5
Other	1.4	0.5	0.9
Total gross profit	849.2	842.3	6.9	0.8
Selling, general, and administrative expenses	623.0	626.8	3.8	0.6
Depreciation and amortization	44.1	40.0	(4.1)
Other income, net	(8.7)	(10.3)	(1.6)
Operating income	190.8	185.8	5.0	2.7
Non-operating income (expense) items:
Floorplan interest expense	(39.0)	(28.3)	(10.7)
Other interest expense	(27.8)	(32.3)	4.5
Interest income	0.2	0.2	—
Other income, net	1.9	0.8	1.1
Income from continuing operations before income taxes	$126.1	$126.2	$(0.1)	(0.1)
Retail vehicle unit sales:
New	63,513	74,178	(10,665)	(14.4)
Used	61,171	62,210	(1,039)	(1.7)
	124,684	136,388	(11,704)	(8.6)
Revenue per vehicle retailed:
New	$39,310	$37,778	$1,532	4.1
Used	$20,627	$19,886	$741	3.7
Gross profit per vehicle retailed:
New	$1,919	$1,748	$171	9.8
Used	$1,378	$1,318	$60	4.6
Finance and insurance	$1,897	$1,766	$131	7.4
Total variable operations(1)	$3,551	$3,318	$233	7.0

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended March 31,
	2019 (%)	2018 (%)
Revenue mix percentages:
New vehicle	50.1	53.3
Used vehicle	26.9	25.3
Parts and service	17.6	16.3
Finance and insurance, net	4.7	4.6
Other	0.7	0.5
	100.0	100.0
Gross profit mix percentages:
New vehicle	14.4	15.4
Used vehicle	10.7	10.2
Parts and service	47.0	45.8
Finance and insurance	27.8	28.6
Other	0.1	—
	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	4.9	4.6
Used vehicle - retail	6.7	6.6
Parts and service	45.5	44.9
Total	17.0	16.0
Selling, general, and administrative expenses	12.5	11.9
Operating income	3.8	3.5
Operating items as a percentage of total gross profit:
Selling, general, and administrative expenses	73.4	74.4
Operating income	22.5	22.1

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended March 31,
	2019	2018	$ Variance	% Variance
Revenue:
Domestic	$1,568.8	$1,773.7	$(204.9)	(11.6)
Import	1,496.1	1,652.6	(156.5)	(9.5)
Premium luxury	1,734.1	1,717.8	16.3	0.9
Total	4,799.0	5,144.1	(345.1)	(6.7)
Corporate and other	182.8	115.8	67.0	57.9
Total consolidated revenue	$4,981.8	$5,259.9	$(278.1)	(5.3)

Segment income*:
Domestic	$56.2	$60.3	$(4.1)	(6.8)
Import	72.6	72.8	(0.2)	(0.3)
Premium luxury	84.3	87.7	(3.4)	(3.9)
Total	213.1	220.8	(7.7)	(3.5)
Corporate and other	(61.3)	(63.3)	2.0
Add: Floorplan interest expense	39.0	28.3	10.7
Operating income	$190.8	$185.8	$5.0	2.7

* Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.

Retail new vehicle unit sales:
Domestic	20,205	24,605	(4,400)	(17.9)
Import	28,756	33,950	(5,194)	(15.3)
Premium luxury	14,552	15,623	(1,071)	(6.9)
	63,513	74,178	(10,665)	(14.4)

Brand Mix - Retail New Vehicle Units Sold	Three Months Ended
	March 31,
	2019 (%)	2018 (%)
Domestic:
Ford, Lincoln	11.5	12.3
Chevrolet, Buick, Cadillac, GMC	11.0	11.5
Chrysler, Dodge, Jeep, Ram	9.3	9.4
Domestic total	31.8	33.2
Import:
Toyota	19.2	19.2
Honda	14.6	13.4
Nissan	3.8	5.9
Other Import	7.7	7.2
Import total	45.3	45.7
Premium Luxury:
Mercedes-Benz	8.6	8.4
BMW	5.9	4.6
Lexus	2.4	2.3
Audi	2.0	2.3
Jaguar Land Rover	2.5	2.0
Other Premium Luxury	1.5	1.5
Premium Luxury total	22.9	21.1
	100.0	100.0

 AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Expenditures / Stock Repurchases	Three Months Ended March 31,
	2019	2018
Capital expenditures (1)	$40.4	$79.4
Cash paid for acquisitions, net of cash acquired	$4.3	$1.9
Proceeds from exercises of stock options	$0.3	$13.3
Stock repurchases:
Aggregate purchase price	$33.5	$26.6
Shares repurchased (in millions)	1.0	0.5

Floorplan Assistance and Expense	Three Months Ended March 31,
	2019	2018	Variance
Floorplan assistance earned (included in cost of sales)	$25.2	$28.5	$(3.3)
New vehicle floorplan interest expense	(36.4)	(26.2)	(10.2)
Net new vehicle inventory carrying benefit (cost)	$(11.2)	$2.3	$(13.5)

Balance Sheet and Other Highlights	March 31, 2019	December 31, 2018	March 31, 2018
Cash and cash equivalents	$48.7	$48.6	$57.5
Inventory	$3,771.4	$3,650.5	$3,529.3
Total floorplan notes payable	$4,031.1	$3,997.7	$3,739.2
Non-vehicle debt	$2,439.4	$2,600.5	$2,643.5
Equity	$2,785.8	$2,716.0	$2,471.9

New days supply (industry standard of selling days)	77 days	60 days	69 days
Used days supply (trailing calendar month days)	30 days	42 days	31 days

Key Credit Agreement Covenant Compliance Calculations (2)
Leverage ratio		2.88x
Covenant	less than or equal to	3.75x

Capitalization ratio		59.8%
Covenant	less than or equal to	70.0%

(1) Includes accrued construction in progress and excludes property associated with leases entered into during the period.
(2)Calculated in accordance with our credit agreement as filed with the SEC.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended March 31,
	2019	2018	$ Variance	% Variance
Revenue:
New vehicle	$2,462.7	$2,744.6	$(281.9)	(10.3)
Retail used vehicle	1,241.2	1,208.1	33.1	2.7
Wholesale	75.9	91.4	(15.5)	(17.0)
Used vehicle	1,317.1	1,299.5	17.6	1.4
Finance and insurance, net	234.4	236.7	(2.3)	(1.0)
Total variable operations	4,014.2	4,280.8	(266.6)	(6.2)
Parts and service	859.1	839.0	20.1	2.4
Other	30.5	27.8	2.7
Total revenue	$4,903.8	$5,147.6	$(243.8)	(4.7)

Gross profit:
New vehicle	$120.4	$129.0	$(8.6)	(6.7)
Retail used vehicle	83.4	81.0	2.4	3.0
Wholesale	5.4	3.9	1.5
Used vehicle	88.8	84.9	3.9	4.6
Finance and insurance	234.4	236.7	(2.3)	(1.0)
Total variable operations	443.6	450.6	(7.0)	(1.6)
Parts and service	391.1	376.6	14.5	3.9
Other	1.4	0.5	0.9
Total gross profit	$836.1	$827.7	$8.4	1.0

Retail vehicle unit sales:
New	62,897	72,465	(9,568)	(13.2)
Used	60,230	60,530	(300)	(0.5)
	123,127	132,995	(9,868)	(7.4)

Revenue per vehicle retailed:
New	$39,154	$37,875	$1,279	3.4
Used	$20,608	$19,959	$649	3.3

Gross profit per vehicle retailed:
New	$1,914	$1,780	$134	7.5
Used	$1,385	$1,338	$47	3.5
Finance and insurance	$1,904	$1,780	$124	7.0
Total variable operations(1)	$3,559	$3,359	$200	6.0

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended March 31,
	2019 (%)	2018 (%)
Revenue mix percentages:
New vehicle	50.2	53.3
Used vehicle	26.9	25.2
Parts and service	17.5	16.3
Finance and insurance, net	4.8	4.6
Other	0.6	0.6
	100.0	100.0
Gross profit mix percentages:
New vehicle	14.4	15.6
Used vehicle	10.6	10.3
Parts and service	46.8	45.5
Finance and insurance	28.0	28.6
Other	0.2	—
	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	4.9	4.7
Used vehicle - retail	6.7	6.7
Parts and service	45.5	44.9
Total	17.1	16.1